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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated August 10, 1996, accompanying the financial statements of Forsyth Bancshares, Inc. contained in the Form S-1 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                                /s/ Evans, Porter, Bryan & Co.


Atlanta, Georgia
October 11, 1996